050102

Exhibit 3.23

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of	Document Number: 20110373990-15
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time: 05/19/2011 2:31 PM
	Entity Number: E0288732011-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	FALLS CITY HEALTH HOLDINGS LLC ☐ Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: NATIONAL REGISTERED AGE-SEE ATTACHED (Name) ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☐ Manager(s) **OR** ☒ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) Name: THE ENSIGN GROUP, INC.-SEE ATTACHED Street Address: 27101 PUERTA REAL, SUITE City: MISSION VIEJO State: CA Zip Code: 92691 2) Name: Street Address: City: State: Zip Code: 3) Name: Street Address: City: State: Zip Code:
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Name: CHAD KEETCH-SEE ATTACHED Organizer Signature: X CHAD KEETCH Address: 27101 PUERTA REAL, SUITE City: MISSION VIEJO State: CA Zip Code: 92691
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NATIONAL REGISTERED AGENTS, INC. OF NV **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date: 5/19/2011

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 9-9-10

Exhibit 3.23

Articles of Organization

(PURSUANT TO NRS CHAPTER 86) CONTINUED

Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers

ENTITY NAME: FALLS CITY HEALTH HOLDINGS LLC

FOREIGN NAME TRANSLATION: Not Applicable

REGISTERED AGENT NAME: NATIONAL REGISTERED AGENTS, INC. OF NV

STREET ADDRESS: Not Applicable

MAILING ADDRESS: Not Applicable

ADDITIONAL Managers or Managing Members

Name: THE ENSIGN GROUP, INC.

Address: 27101 PUERTA REAL, SUITE 450

City: MISSION VIEJO

State: CA

Zip Code: 92691

ADDITIONAL Organizers

Name: CHAD KEETCH

Address: 27101 PUERTA REAL,

SUITE 450

City: MISSION VIEJO

State: CA

Zip Code: 92691

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

181102

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Falls City Health Holdings LLC
Name of Represented Business Entity

I, National Registered Agents, Inc. of NV am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) ■ commercial registered agent listed with the Nevada Secretary of State,

b) ☐ noncommercial registered agent with the following address for service of process:

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code and hereby state that on May 19, 2011 I accepted the appointment as registered agent for the above named business entity.
Date

X Jose Castellanos, Asst. Secretary 5/19/2011
Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER: E0288732011-0

FALLS CITY HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

100401

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number
(signature)	20140487631-46
Ross Miller	Filing Date and Time
Secretary of State	07/07/2014 7:15 AM
State of Nevada	Entity Number
	E0288732011-0

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. **A Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME				
CTR PARTNERSHIP, L.P.	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY		STATE	ZIP CODE
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO		CA	92691
NAME	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY		STATE	ZIP CODE
NAME	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY		STATE	ZIP CODE
NAME	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY		STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Signature of Manager, Managing Member or Other Authorized Signature

Title: CHIEF FINANCIAL OFFICER

Date: 7/7/2014 7:15:42 AM

Nevada Secretary of State List ManorMem
Revised: 8-8-13